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                                                                    EXHIBIT 3.37

             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                                   (FOR BUREAU USE ONLY)
                                        THIS DOCUMENT IS EFFECTIVE ON THE DATE
                                        FILED, UNLESS A SUBSEQUENT EFFECTIVE
                                        DATE WITHIN 90 DAYS AFTER RECEIVED DATE
                                        IS STATED IN THE DOCUMENT

Name

      A. STUART TOMPKINS

Address

      P. O. BOX 222

City              State       Zip Code
  SOUTHFIELD       MI        48037-0222     EFFECTIVE DATE:

  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
     IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

                            ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

      The name of the corporation is: MILACRON INDUSTRIAL PRODUCTS, INC.

ARTICLE II

      The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

      The total authorized shares:

      1.    Common Shares 50,000

            Preferred Shares________________________________________

      2. A statement of all or any of the relative rights, preferances and limitations of the shares of each class is as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL

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ARTICLE IV

      1. The address of the registered office is:

         25800 Northwestern Highway, Suite 1000 Southfield             48075
         -------------------------------------- -----------, Michigan---------
         (Street Address)                         (City)             (Zip Code)

      2. The mailing address of the registered office, if different than above:

     P.O. Box 222                 Southfield                48037-0222
     ---------------------------  ----------, Michigan, ------------------
     (Street Address or P.O Box)   (City)                  (Zip Code)

      3. The name of the resident agent at the registered office is A. Stuart Tompkins

ARTICLE V

         The name(s) and address(es) of the incorporator(s) is (are) as follow:

      Name                                Residence or Business Address

      A. Stuart Tompkins                 25800 Northwestern Highway, Suite 1000
      --------------------------------------------------------------------------
                                         Southfield, Michigan 48075

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

ARTICLE VI (Optional. Delete if not applicable)

ARTICLE VII (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I (We), the incorporator(s) sign my (our) names(s) this 14(th) day of January, 1999

                                                /s/ A. Stuart Tompkins
---------------------------------               --------------------------------
                                                    A. Stuart Tompkins

---------------------------------               --------------------------------

---------------------------------               --------------------------------

---------------------------------               --------------------------------

---------------------------------               --------------------------------

GOLD SEAL APPEARS ONLY ON ORIGINAL

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      Name of person or organization            Preparer's name and business
      remitting fees:                           telephone number:
      Sullivan, Ward, Bone, Tyler               A. Stuart Tompkins
      & Asher, P.C.                             (248) 746-0700


                          INFORMATION AND INSTRUCTIONS

      1. The Articles of Incorporation cannot be filed until this form, or a comparable document, is submitted.

      2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

            Since the document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

      3. This document is to be used pursuant to the provisions of Act 284 P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

      4. Article I- The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations:
            "Corporation", "Company", "Incorporated" , "Limited", "Corp.", "Co", "Inc", or "Ltd".

      5. Article II- State, in general terms, the character of the particular business to be carried on. Under section 202(b)of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purpose for which corporations may be formed under the Act. The Act requires, however, that educational corporations state their specific purposes.

      6. Article III- Indicate the total number of shares which the corporation has authority to issue. If there is more than one class or series of shares, state the relative rights, preferences and limitation of shares of each class in Article III(2).

      7. Article IV- A post office box may not be designated as the address of the registered office.

      8. Article V- The act requires one or more incorporations. Educational corporations are required to have at least three (3) incorporations. The address(es) should include a street number and name (or other designation), city and state.

      9. The duration of the corporation should be stated in the Articles only if not perpetual.

      10. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

      11. The Articles must be signed by each incorporator. The names of the incorporators as set out in Article V should correspond with the signatures.

      12. FEES: Make remittance payable to the State of Michigan. Include corporation name on check or money order.

NON REFUNDABLE FEE......................................................................................   $     10.00
ORGANIZATION FEE: first 60,000 authorized shares or portion thereof.....................................   $     50.00
TOTAL MINIMUM FEE.......................................................................................   $     60.00
ADDITIONAL ORGANIZATION FEE FOR AUTHORIZED SHARES OVER 60,000:
      each additional 20,000 authorized shares or portion thereof ......................................   $     30.00
      maximum fee per filing for first 10,000,000 authorized shares ....................................   $  5,000.00
      each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares........   $     30.00
      maximum fee per filing for authorized shares in excess of 10,000,000 shares ......................   $200,000.00

To submit by US Postal Service                 To submit in person or by courier
mail form and fee to :                         service deliver form and fee to:
      Michigan Department of Consumer                6546 Mercantile
      & Industry Services                            Lansing, MI 48910 Way
      Corporation, Securities and                    Telephone: (517)334-6302
      Land Development Bureau
      Corporation Division
      P.O. Box 30064
      Lansing MI 48909-7654                    Fees may be paid by VISA or
                                               Mastercard when delivered in
                                               person to our office.

To submit by Mich-Elf tax form to: (517) 334-8048

"To use this service complete a MICH - ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact(517)334-6327 or visit our WEB site at http://www.cia.state.mi.us/corp/.

GOLD SEAL APPEARS ONLY ON ORIGINAL
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ARTICLE VIII

1.    ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except tor liability:

A. For any breach of the director's duty of loyalty to the corporation or its shareholders;

B. For acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

C.    For a violation of Section 551(1) of the Michigan Business Corporation
      Act; and

D. For any transaction from which the director derived an improper personal benefit.

If the Michigan Business Corporation Act is hereafter amended to further eliminate or limit the liability of a director, then a director of the corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall not be liable to the corporation or its shareholders to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time Of such repeal or modification.

 ARTICLE IX

1.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A. Third Party Proceedings. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and the person submits a written claim for indemnification as hereinafter provided, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful, and the person submits a written claim for indemnification as hereinafter provided. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The right to indemnification conferred in this Article shall be a contract right. The corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees end agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. Derivative Shareholder Liability. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and the person submits a written claim of indemnification as hereinafter provided. However, indemnification shall not be made for a particular claim, issue, or matter in which the

GOLD SEAL APPEARS ONLY ON ORIGINAL
      person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought (or another court of competent jurisdiction) has determined upon application that, despite the adjudication of liability but in view of all the relevant circumstances, the person is fairly and reasonably entitled to indemnification for the reasonable expenses he or she incurred. The right to indemnification conferred in this Article shall be a contract right. The corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

C. Determination of Indemnification. An indemnification under paragraph A or B of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer in proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph A or B of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall occur within thirty (30) days after a written claim for indemnification has been received by the corporation, and shall be made in any of the following ways:

      (1) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

      (2) If the quorum described in subparagraph C(1) is not obtainable, then by a majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding;

      (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

            (a) By the board or its committee in the manner prescribed in subparagraph C(1) or C(2),

            (b) If a quorum of the board cannot be obtained under subparagraph C(1) and a committee cannot be designated under subparagraph C(2) by the board;

      (4) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; and

      (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

In the designation of a committee under subparagraph C(2) or in the selection of independent legal counsel under subparagraph C(3)(b), all directors may participate.

If a person is entitled to indemnification under paragraph A or B of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

D. Payment of Defense Expenses in Advance. The corporation shall pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if all of the following apply:

      (1) The person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in paragraph A end B of this Article.

      (2) The person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

      (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article or the Michigan Business Corporation Act.

GOLD SEAL APPEARS ONLY ON ORIGINAL

The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Determination of payments under this paragraph D shall be made in the manner described in paragraph C(1)-(5). In the designation of a committee under paragraph C(2) or in the selection of independent legal counsel under paragraph C(3)(b), all directors may participate.

E. Right of Officer or Director to Bring Suit. If a claim for indemnification under this Article is not paid in full by the corporation within forty-five (45) days after a written claim has been received by the corporation, the officer or director who submitted the claim (hereinafter the "indemnitee") may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right under this Article (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in paragraph A or B of this Article. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph A or B of this Article, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

F. Other Indemnification. The indemnification or advancement of expenses provided under paragraphs A through E of this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation's Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in paragraphs A through F of this Article continues as to a person who ceases to be a director, officer, partner, or trustee and shall inure to the benefit of the heirs, executors, and administrators of the person.

G. Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan Business Corporation Act or this Article.

H. Definitions. For purposes of this Article, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this paragraph with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving the corporation in the same capacity.

      For purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in paragraphs A and B of this Article.

GOLD SEAL APPEARS ONLY ON ORIGINAL

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
Date Received                                (FOR BUREAU USE ONLY)

                                                FILED
                                             JUL 23 1999
                                            Administrator
                                 CORP. SECURITIES & LAND DEV. BUREAU

Name

  C T CORPORATION SYSTEM - Karen

  Address

441 Vine St., Ste. 3810

City              State             Zip Code

Cincinnati, Ohio 45202                         EFFECTIVE DATE :________________

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
     FOR USE BY DOMESTIC AND CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instruction on reverse side )

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts 1982 (nonProfit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.    The name of the corporation or limited liability company is:

            MILACRON INDUSTRIAL PRODUCTS, INC.

2.    The identification number assigned by the Bureau is: 00777A

3.a.  The name of the resident agent on file with the Bureau is: A. Stuart
      Tompkins

  b.  The location of the registered office on file with the Bureau is:

      25800 Northwestern Hwy Ste. 1000     Southfield,   Michigan 48075
      ---------------------------------    -----------   ----------------
            (Street Address)                  (City)           (Zip Code)

  c. The mailing address of the above registered office on file with the Bureau is:

      25800 Northwestern Hwy Ste. 1000    Southfield,    Michigan 48075
      ---------------------------------   ----------     -----------------
         (Street Address)                   (City)              (Zip Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.a.  The name of the resident agent is: The Corporation Company

  b.  The address of the registered office is:

            30600 Telegraph Road          Bingham Farms,    Michigan 48025
      ---------------------------------   --------------    ----------------
      (Street Address)                         (City)              (Zip Code)

  c.  The mailing address of the registered office IF DIFFERENT THEN 4B is:
                                             ,  Michigan
      ---------------------------------------           --------------------
      (Street Address or P.O. Box ) (City)                (Zip Code)

5.    The above changes were authorized by resolution duly by: 1. ALL
      CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent it only the address of the registered office is changed, in which once a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of the registered office and the address of its resident agent, as changed, are identical.

Signature                     Type or Print Name and Title:       Date Signed
/s/ Hugh C. O'Donnell         Hugh C. O'Donnell, Secretary           7/9/99

(MI 54-2/27/97)

GOLD SEAL APPEARS ONLY ON ORIGINAL